Exhibit 99.1

Media contact:

Gina Penzig,

director, corporate communications

Phone: 785.575.8089

gina.penzig@WestarEnergy.com

Investor contact:

Bruce Burns,

director, investor relations

Phone: 785.575.8227

bruce.burns@WestarEnergy.com

WESTAR ENERGY ANNOUNCES 2011 RESULTS

Board declares 33 cent quarterly dividend

TOPEKA, Kan., Feb 23, 2012 — Westar Energy, Inc. (NYSE:WR) today announced earnings for 2011 were $229 million, or $1.95 per share, compared with $203 million, or $1.81 per share, for 2010. Earnings for 2011 include the benefits of reversing previously recorded accruals and a gain on the sale of a non-utility investment. Absent these two items, 2011 ongoing earnings per share were unchanged from the prior year. Earnings were $19 million, or $0.16 per share, for the fourth quarter 2011 compared with earnings of $5 million, or $0.04 per share, for the fourth quarter 2010.

Following is a reconciliation of GAAP to ongoing (non-GAAP) earnings per share:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	Change	2011	2010	Change
Basic earnings per share	$0.16	$0.04	$0.12	$1.95	$1.81	$0.14
Less adjustments for:
Reversal of accruals related to legal settlements (a)	—	—	—	0.08	—	0.08
Gain on sale of non-utility investment	—	—	—	0.06	—	0.06

Ongoing (non-GAAP) earnings per share	$0.16	$0.04	$0.12	$1.81	$1.81	$(0.00)

(a)	Per share amounts adjusted for income tax and legal expenses related to legal settlements

The primary drivers for the $10 million increase in full year 2011 ongoing net income was an increase in revenues offset somewhat by increased operating expenses. The increased operating expenses include higher network transmission costs, higher maintenance and

Westar Energy announces 2011 results	Page 2 of 4

regulatory compliance costs at the Wolf Creek generating station, increased property taxes, increased tree trimming expense and higher depreciation expense. Ongoing earnings per share were unchanged from 2010 because the company issued additional shares to fund its investment in utility infrastructure.

The primary drivers for increased net income for the fourth quarter 2011 compared with the same period in 2010 were reduced operating and maintenance expenses lower compensation expense and reduced legal expenses.

Reconciliation of GAAP to ongoing (non-GAAP) net income:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	Change	2011	2010	Change
	(Dollars in Millions)			(Dollars in Millions)
Net Income attributable to common stock	$19.3	$4.9	$14.4	$229.3	$202.9	$26.4
Less adjustments for:
Reversal of accruals related to legal settlements (a)	—	—	—	8.9	—	8.9
Gain on sale of non-utility investment	—	—	—	7.2	—	7.2

Ongoing (non-GAAP) net income	$19.3	$4.9	$14.4	$213.2	$202.9	$10.3

(a)	Adjusted for income taxes and legal expenses related to legal settlement

Earnings Guidance

The company issued earnings guidance for 2012 of $1.85 to $2.00 per share. The company has posted to its website a summary of factors it considers to be principal drivers and adjustments used in arriving at earnings guidance. The summary is located under Supplemental Materials within the Investors section of the company website at www.WestarEnergy.com.

Dividend Increase

The Board of Directors today declared a quarterly dividend of 33 cents per share payable Apr. 2, 2012 on the company’s common stock. The new dividend reflects a 3 percent increase over the company’s previous quarterly dividend of 32 cents per share, and results in an indicated annual rate of $1.32 per share.

Westar Energy announces 2011 results	Page 3 of 4

The board also declared regular quarterly dividends on the company’s 4.25 percent, 4.5 percent and 5 percent series preferred stocks payable Apr. 1, 2012.

The dividends are payable to shareholders of record as of Mar. 9, 2012.

Conference Call and Additional Company Information

Westar Energy management will host a conference call Friday, Feb. 24 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing 800-638-4817, participant code 56020630. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, supplemental materials with detailed fourth quarter and year end 2011 financial information, the company’s annual report on Form 10-K for the period ended Dec. 31, 2011 and other filings the company has made with the Securities and Exchange Commission are available on the company’s website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 688,000 customers in the state. Westar Energy has about 7,100 megawatts of electric generating resources and operates and coordinates more than 34,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; and (2) other factors discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Westar Energy announces 2011 results	Page 4 of 4

Attachment 1

WESTAR ENERGY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	Change	2011	2010	Change
Retail	$349,953	$332,524	$17,429	$1,636,931	$1,538,785	$98,146
Wholesale	89,752	78,804	10,948	346,948	334,669	12,279
Transmission	39,158	36,016	3,142	154,569	144,513	10,056
Other	7,365	9,379	(2,014)	32,543	38,204	(5,661)

Total Revenues	486,228	$456,723	29,505	2,170,991	2,056,171	114,820
Fuel and purchased power	144,096	124,568	19,528	630,793	583,361	47,432
Operating and maintenance	145,323	150,825	(5,502)	557,752	520,409	37,343
Depreciation and amortization	71,771	69,982	1,789	285,322	271,937	13,385
Selling, general and administrative	52,463	63,108	(10,645)	184,695	207,607	(22,912)

Total Operating Expenses	413,653	408,483	5,170	1,658,562	1,583,314	75,248

Income from Operations	72,575	48,240	24,335	512,429	472,857	39,572

Other income (expense)	(958)	(358)	(600)	(445)	(4,260)	3,815
Interest expense	41,779	43,080	(1,301)	172,460	174,941	(2,481)
Income tax expense (benefit)	8,532	(1,748)	10,280	103,344	85,032	18,312

Net Income	21,306	6,550	14,756	236,180	208,624	27,556
Less: Net income attributable to noncontrolling interests	1,729	1,389	340	5,941	4,728	1,213

Net income attributable to Westar Energy	19,577	5,161	14,416	230,239	203,896	26,343
Preferred dividends	242	242	—	970	970	—

Net Income Attributable to Common Stock	$19,335	$4,919	$14,416	$229,269	$202,926	$26,343

Earnings per common share, basic	$0.16	$0.04	$0.12	$1.95	$1.81	$0.14

Average equivalent common shares outstanding	121,880	112,348	9,532	116,891	111,629	5,262

Dividend declared per share	$0.32	$0.31	$0.01	$1.28	$1.24	$0.04